                                                                   Exhibit 10.16



                             [CADENCE LOGO]






                         SOFTWARE OEM LICENSE AGREEMENT



                                     BETWEEN

                               SYNCHRONICITY, INC.

                                       AND

                          CADENCE DESIGN SYSTEMS, INC.



                          EFFECTIVE DATE: May 7, 1999

                        AGREEMENT NO. SOLA-99 SYNC 0507



CADENCE CONFIDENTIAL
SOFTWARE OEM LICENSE AGREEMENT

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                                      INDEX

Section         Description                                                              Page
-------         -----------                                                              ----
                RECITAL .............................................................      3

1.0             DEFINITIONS .........................................................      3

2.0             APPOINTMENT .........................................................      5

3.0             DELIVERY AND ACCEPTANCE .............................................      5

4.0             LICENSE GRANT .......................................................      5

5.0             MAINTENANCE, TRAINING AND ENHANCEMENTS ..............................      6

6.0             MARKETING AND PROMOTION .............................................      7

7.0             FEES ................................................................      8

8.0             SOURCE CODE ESCROW ..................................................      8

9.0             PROTECTION OF CONFIDENTIAL INFORMATION ..............................      9

10.0            WARRANTY AND INDEMNIFICATION .......................................      10

11.0            TERM AND TERMINATION ...............................................      11

12.0            GENERAL ............................................................      12



EXHIBITS:

Exhibit A       -  Products and Designated Equipment
Exhibit B       -  Maintenance and Support Services
Exhibit C       -  Fees and Payment
Exhibit D       -  Software Deposit Agreement
Exhibit E       -  Licenses for Use in Professional Services
Exhibit F       -  Trademark Specifications

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SOFTWARE OEM LICENSE AGREEMENT


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                                 [CADENCE LOGO]

                         SOFTWARE OEM LICENSE AGREEMENT

                          Effective Date: May 7, 1999

                                  Agreement No: _______

This Software OEM License Agreement ("Agreement") is entered into effective as of the date set forth above by and among, on the one hand, CADENCE DESIGN SYSTEMS, INC., a Delaware corporation having a principal place of business at 555 River Oaks Parkway, San Jose, California 95134, and CADENCE DESIGN SYSTEMS (IRELAND) LIMITED, a corporation organized and existing under the laws of Ireland having a place of business at Block U, East Point Business Park, Dublin 3, Ireland (collectively with its Subsidiaries, as defined below, "Cadence"), and, on the other hand, Synchronicity, Inc., a Massachusetts corporation, having a principal place of business at 201 Forest Street, Marlboro, MA 01752 ("VENDOR").

WHEREAS Cadence develops and markets software application programs used in the electronic design automation industry for the computer-aided engineering, design, co-verification, simulation, and layout of advanced electronic circuits, printed circuit boards and electronic systems and subsystems; and

WHEREAS Vendor has developed certain computer programs and desires to grant Cadence rights to commercially exploit such programs on a world-wide basis; and

WHEREAS Cadence is willing, subject to the terms of this Agreement, to market, distribute and sublicense Vendor's programs a bundled component, or in combination or for use with the software and systems which Cadence develops or distributes;

NOW THEREFORE in consideration of the mutual promises herein contained the parties hereby agree as follows:


1.0      DEFINITIONS.

         In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

         1.1 "Ancillary Work" means any software code written by or for Cadence (and not by Vendor) for the purpose of tightly integrating the Licensed Work as an integral and functioning part of Cadence's product framework environment and/or to meet unique requirements of an End User.

         1.2 "Cadence" means Cadence and its world-wide Subsidiaries and the successors and assigns of any of them.


         1.3 "Designated Equipment" means computer hardware contained in one of the equipment product families listed on Exhibit A, and also including the operating system environment with which

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Cadence's products operate as listed in Exhibit A. At the request of either party from time to time, and upon mutual agreement, the parties shall amend Exhibit A to reflect expansions and extensions of the product families there represented and will in good faith negotiate the inclusion of additional product lines.

         1.4 "Documentation" means all data sheets, user manuals and/or education and training materials in human or machine readable form, and all Maintenance Modifications and Enhancements thereto which are generally provided to Vendor customers and which: (i) document the design or details of the Product(s); and/or (ii) explain the capabilities of the Product(s); and/or (iii) provide operating instructions for using the Product(s).

         1.5 "End User" means an entity that acquires the Licensed Work for its internal production use and not for redistribution.

         1.6 "Enhancement" means any modification(s), revision(s), upgrade(s) or addition(s) to a Product made by or on behalf of Vendor (other than a Maintenance Modification) that improves its function, substantially enhances its performance, including, without limitation, new versions of the Products. Enhancements shall include updates to the Documentation.

         1.7 "Error(s)" means any malfunction or defect in the Products and/or a mistake in the Documentation that prevents the Product from correctly operating in full conformance with its functional specifications as set forth in the Documentation.

         1.8 "Fees" means the fees that Cadence shall pay to Vendor for the rights granted hereunder, as more specifically described in Section 7 below.

         1.9 "Licensed Work(s)" means the Products and Documentation collectively.

         1.10 "Maintenance Modification" means any modification(s), revision(s) or addition(s) to the Products that: (i) correct Errors; or (ii) support new releases of the Designated Equipment or subsequent revisions of its operating system; or (iii) update a Product to ensure its continuing compatibility with versions of Cadence's product(s) it is intended to be used with, if any; or (iv) other modification(s) or addition(s) which are not Enhancements. Maintenance Modifications shall include correction to Documentation.

         1.11 "Marketing Agent(s)" means those distributors, dealers, resellers, representatives, affiliates or Subsidiaries with whom Cadence enters into a contractual relationship for the express purpose of engaging such entity to market to End-Users the Licensed Work or other Cadence products which include the Licensed Works.

         1.12 "Net Maintenance Revenues" means the portion of gross revenues recognized by Cadence that is directly attributable to the sale of maintenance services directly related and apportioned to the Licensed Works, net of Marketing Agent commissions, refunds, commodity taxes, value added taxes, sales taxes, and provision for bad debt. Net Maintenance Revenues specifically excludes revenues recognized by Cadence from the sale or provision of maintenance services related to or in connection with Licensed Works that are provided to persons for evaluation or demonstration purposes only. In connection with the license and distribution of the Licensed Work known as Cadence library

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structure based applications, this Section is not applicable since no per item payments are due.

         1.13 "Net Product Revenues" means the portion of gross revenues recognized by Cadence that is directly attributable to the sale or license of the Licensed Works, net of Marketing Agent commissions, returns, commodity taxes, value added taxes, sales taxes, and provision for bad debt. Net Product Revenues specifically excludes revenues recognized by Cadence from any Licensed Works that are provided to persons for evaluation or demonstration purposes only. In connection with the license and distribution of the Licensed Work known as Cadence library structure based applications, this Section is not applicable since no per item payments are due.

         1.14 "Product(s)" means the Vendor software product(s), in object code form, as specified in Exhibit A, including any Maintenance Modifications and/or Enhancements thereto.

         1.15 "Subsidiary" means a corporation, limited liability company, partnership, joint venture, company, unincorporated association or other entity in which more than fifty percent (50%) of the outstanding shares, securities or other ownership interest (representing the right to vote for the election of directors or other managing authority or the right to make the decisions for such entity, as applicable) is, now or hereafter, owned or controlled, directly or indirectly, by a party hereto. Such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

         1.16 "Term" means the initial term and any renewal term of this Agreement as specified in Section 11.1 below.


2.0      APPOINTMENT.

         2.1 Vendor hereby appoints Cadence as its non-exclusive OEM for the delivery of Licensed Works to End Users world-wide, and Cadence hereby accepts such appointment, subject to the terms and conditions hereof. "OEM" as used herein shall be a party which acquires a product for redistribution in combination with other products and/or services.

         2.2 Cadence shall arrange for delivery of Licensed Works to the End Users and providing End Users maintenance support of Licensed Works, through Cadence's usual channels for distribution and maintenance, subject to the terms and conditions hereof. Cadence will pay Vendor the license and maintenance fees as more fully described in Section 7.


3.0      DELIVERY AND ACCEPTANCE.

         3.1 Initial Delivery, Acceptance Tests and Corrections. For the initial Licensed Work, each additional Licensed Work and each major revision thereof, Vendor shall deliver to Cadence a copy of the Licensed Work in accordance with the delivery schedule mutually agreed upon by the parties. Cadence shall have thirty (30) days after the initial delivery of the Product to perform such tests developed by the parties pursuant to Section 3.3 herein, to determine whether such version meets the specifications and performance standards represented by Vendor and is capable of performing repetitively in a variety of situations without failure (the "Acceptance Standards"). Cadence shall

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promptly notify Vendor if Cadence determines that the Product does not meet the
Acceptance Standards. Vendor shall then have sixty (60) days to modify or improve such Product version, at Vendor's expense, so that it performs in accordance with the Acceptance Standards and to redeliver it to Cadence. Cadence shall have a second thirty (30) day test period to reconduct the acceptance tests. Cadence shall have the option to terminate this agreement pursuant to
Section 11.2.2 in the event of the failure of the Product to meet the Acceptance Standards.

         3.2 Acceptance Date. If and when the acceptance tests establish that the Product is performing in accordance with the Acceptance Standards, Cadence shall promptly notify Vendor in writing that it accepts that Product version (the "Acceptance Date"). Within ten (10) days of the Acceptance Date Vendor shall deliver to Cadence: (i) one (1) reproducible master copy of the Product, and (ii) a camera ready hard copy of the Documentation, with a collation guide for printing and reproduction together with an electronic soft copy of the Documentation in Word, PostScript format or as otherwise agreed to by the parties. Vendor shall deliver the Licensed Works to Cadence on such media and format as Cadence specifies. It is the intent of the parties that Vendor shall provide Cadence a "golden master" copy of the Licensed Work from which Cadence can thenceforth replicate, without intervention or assistance from Vendor, additional copies of the Products and Documentation as necessary to exercise the grants of Section 4.

         3.3 Test Plan. Vendor shall work diligently with Cadence to develop as soon as practicably possible following the execution of this Agreement a mutually acceptable test plan and quality assurance plan necessary for the development of the acceptance tests to verify a Product's conformance to the Acceptance Standards.


4.0      LICENSE GRANT.

         4.1 Distribution License. Vendor hereby grants Cadence a non-exclusive, non-transferable, worldwide, right and license (sublicenseable through Cadence's standard distribution channels), for the Term of this Agreement, to use, copy, reproduce, market, display, perform and distribute externally and to prepare Ancillary Works of the Licensed Work. Such right and license includes the right and license of Cadence to sublicense and distribute copies of Licensed Work and Ancillary Work to End Users world-wide and under the same forms of license and maintenance agreements Cadence uses with respect to the licensing of, and providing maintenance for, its own proprietary software products, and to permit End Users to copy the Products or Documentation as is necessary in connection with their internal use of the Products on the Designated Equipment.

         With respect to the source code of the Licensed Work, effective currently but exercisable only if and when the source code is released from escrow in accordance with Section 8 hereof, Vendor hereby grants to Cadence the non-exclusive, non-transferable, worldwide, royalty free, fully-paid right and license to modify and prepare Ancillary Works of the source code, to replicate the source code, and to use the source code, including such modifications internally, in each case solely for maintenance and support purposes (including enhancements). The object code version of such revisions, enhancements and Ancillary Works may be distributed to End Users under maintenance, as included in "Products". The parties expressly agree that an Ancillary Work shall not include a new software product that would not constitute a Product hereunder. Cadence shall license to Vendor those enhancements or modifications Cadence makes to the source code of the Licensed Work during the time Vendor so

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performs maintenance obligations hereunder, following source code release from escrow, on a non-exclusive, irrevocable, perpetual, worldwide, royalty free, fully paid basis.

         4.2 Internal Use License. Vendor hereby grants Cadence and its Marketing Agents a non-exclusive, non-sublicenseable, fully paid, royalty free, worldwide right and license to internally use the Licensed Works for the purposes of technical support, quality assurance, manufacturing, testing, demonstration, training, marketing and other tasks incidental to: (a) carrying out the distribution activities of Section 4.1; and (b) supporting End Users in their use of the Products sublicensed to them by Cadence and/or its Marketing Agent(s). The internal use described in the preceding sentence shall be at no charge or Fee to Cadence.

         4.3 Ownership. Title to and ownership of the Licensed Works shall not be modified by this Agreement and shall at all times remain with Vendor or Vendor's suppliers. Title to and ownership of all Ancillary Works, or Maintenance Modifications made by Cadence, and modifications thereof, shall be held exclusively by Cadence. Vendor and its suppliers, shall have no rights in, or license to use any Ancillary Works in any manner without the express prior written permission of Cadence. Cadence shall not, and shall not permit any third party to, reverse engineer, or decompile, the Licensed Work, except as specifically permitted by this Agreement or by applicable law and except to the extent that Vendor is not permitted by such applicable law to exclude or limit such rights.

         4.4 - Left intentionally blank.

         4.5 Use in Professional Services. In addition to the licenses granted above in Section 4, Vendor grants to Cadence the licenses set forth in Exhibit E in connection with Cadence's provision of electronic design and consulting services to customers, which Exhibit E is hereby incorporated herein by this reference. The parties intend that customers of such Cadence professional services involving a Licensed Work will separately purchase a license to the Licensed Work from Cadence.


5.0      MAINTENANCE, TRAINING AND ENHANCEMENTS.

         5.1 Maintenance and Training Services. Vendor will provide Cadence with the maintenance and training services described on Exhibit B hereto. All references to Exhibit B include Exhibit B-1 if applicable. Vendor's maintenance and support obligations hereunder and under Exhibit B shall survive termination of this Agreement for whatever reason and shall continue until the earlier of
(i) three years from the date of termination or expiration of this Agreement,
(ii) for so long as Cadence has maintenance obligations for Licensed Works to End Users, or (iii) such time as mutually agreed upon between the parties in connection with the "end-of-life"of a specified Licensed Work.

         5.2 Maintenance Modifications, Enhancements. Within thirty (30) days after the execution of this Agreement, each party shall designate, and notify the other party in writing of, a company representative; both persons together shall comprise a steering committee ("Steering Committee") whose function shall be to evaluate the functionality and overall performance of the Licensed Works and Products and determine the need for additional functionality, features, Maintenance Modifications and Enhancements with respect thereto in a mutually agreed upon schedule. The Steering Committee shall meet at least once each calendar quarter during the Term of this Agreement in the performance of its functions and mutually agree upon any Enhancements and/or Maintenance Modifications to be made

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to the Products. Vendor shall use reasonable commercial efforts to develop all
Maintenance Modifications and Enhancements so agreed upon by the Steering Committee. Vendor shall use reasonable commercial efforts to provide Cadence, at no charge, all Maintenance Modifications and Enhancements of the Licensed Works and related Documentation created by or for Vendor during the term of this Agreement on or before the date Vendor's first release of such Maintenance Modifications and/or Enhancements to any of its other distributors, OEM's, marketing partners or end customers. Such Maintenance Modifications and Enhancements shall, upon their availability, automatically become part of the Licensed Work(s) for the purpose of this Agreement.

         5.3 Product Utilization. At least biannually, Vendor shall provide a qualified specialist without additional charge to review Cadence's system performance and utilization for each Product. A written report will be furnished to Cadence delineating ways Cadence might improve the utilization of the Products in Cadence's product environment.


6.0      MARKETING AND PROMOTION.

         6.1 Control of Marketing. Except as set forth in Section 6.5 hereof, and subject to the terms and conditions hereof, the means by which Cadence markets and distributes the Licensed Work shall be in Cadence's sole discretion and control, including without limitation the methods of pricing, marketing, naming, packaging, labeling, advertising, and collection of fees. Cadence may distribute the Licensed Work world-wide through any combination of direct marketing, Marketing Agents, original equipment manufacturers, and other means, and either alone or in combination with other products. The parties agree that the Licensed Work know as Cadence library structure based applications shall only be distributed as a bundled component with other Cadence products except in instances of Enhancements or Maintenance Modifications to such Licensed Work.

         6.2 Referral of Inquiries. Vendor shall refer any inquiries received by it regarding the use of the Licensed Work for use with Cadence's products to Cadence and shall notify Cadence of each such referral.

         6.3 Sales Support. Vendor agrees to provide Cadence sufficient sales and technical support, including but not limited to Vendor personnel proficient in the performance, use, implementation and modification of the Licensed Works and Products (collectively, "Sales Support"), as Cadence may reasonably require with respect to the sales attempts and other sales efforts by Cadence and/or its Marketing Agent(s) to sell and market sublicenses to the Licensed Works and/or Products to customers and/or potential End Users hereunder. Such Sales Support shall be at no charge to Cadence.

         6.4 Marketing Support. Vendor agrees to provide Cadence sufficient marketing support ("Marketing Support") at such events as Cadence may reasonably specify (e.g., industry conferences, business/trade shows, marketing seminars, presentations and/or demonstration for key customers or strategic accounts). Such Marketing Support shall be at no charge to Cadence.

         6.5 Trademarks and Copyrights. Vendor hereby grants to Cadence (and its applicable subcontractors) a non-exclusive license to use the trademarks and logos set forth on Exhibit F (the "Trademarks") in connection with the manufacture, distribution, license and promotion of the Licensed Works. Vendor and Cadence shall agree upon the use of Vendor's Trademarks within the Products. If

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Cadence uses the Trademarks, then the use of such Trademarks shall conform with all trademark specifications of Vendor for such Trademarks, which specifications are attached hereto as Exhibit F and which may be amended from time to time by Vendor. If Cadence manufactures the Products, then Cadence shall cause the manufacture of the Products to conform to the reasonable quality standards of Vendor for the manufacture of the Products and Vendor may review the Products manufactured by Cadence, upon reasonable notice to Cadence, to make sure that such quality standards are met. Except for the use of the Trademarks however, the packaging design, and advertising for the Licensed Products shall be within the discretion and control of Cadence. Vendor represents and warrants to Cadence that it is not aware and has not received notice of any infringement or claim of infringement of any Trademark upon any rights of any third party anywhere in the world. Cadence shall replicate Vendor's copyright notices (as they appear or as designated by Vendor) in any Product and Documentation reproduced under this Agreement. Use of Vendor's Trademarks shall inure to the benefit of Vendor.

         6.6 Drop Shipment. If Cadence does not manufacture the Products and Vendor drop ships the Products, then the drop shipment box on Exhibit A shall be checked.

         6.7 Promotional Activities. On a quarterly basis Cadence will send targeted promotional materials provided by Vendor to Cadence End-Users who could be potential users of Vendor's products. Potential modes of communication may include email or direct mail. Cadence will have final approval of the content and form. Costs to be shared by both companies.

7.0      FEES.

         7.1 Amount. Cadence shall pay to Vendor Fees from the Licensed Work distributed by Cadence to End Users or Marketing Agents, as applicable, under the terms of Exhibit C hereto.

         7.2 Preferred Customer. If, during the Term of this Agreement, Vendor makes available the Licensed Work or any material part thereof for distribution to any third party under substantially similar terms and conditions which are more advantageous to such third party than those specified in this Agreement, Vendor agrees it shall give Cadence prompt written notice thereof. Cadence shall have the right within ninety (90) days after such notification to substitute such different terms for those specified herein, effective as of the date of availability of such terms to the third party, and Vendor will return to Cadence any payments made by Cadence which are in excess of the payments required under the elected terms.

         7.3 Payments, Quarterly Reports. Unless otherwise specified in Exhibit C attached hereto, Fees shall be remitted on a quarterly basis within forty-five
(45) days following the end of Cadence's fiscal quarter during which Cadence recognized revenues for the Licensed Work to which the Fee payment applies. Cadence will deliver written reports to Vendor within forty-five (45) days after the last day of each fiscal quarter stating: (i) the amount of Net Product Revenues recognized during the quarter; and (ii) the amount of Net Maintenance Revenues recognized during that same quarter, and (iii) the resulting Fees due. Cadence will enclose with the report the Fee payment so calculated.

         7.4 Records and Audit. Cadence agrees that it shall maintain records sufficient to establish the Fees payable pursuant to this Section 7. Vendor may, with prior written notice and during normal business hours, have independent certified public accountants acceptable to Cadence examine, at Vendor's expense, Cadence's records relating to the Fees payable pursuant to this Agreement. Such

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accountants must agree in advance in writing to maintain in confidence and not to disclose to any party any information obtained during the course of such examination, other than a disclosure to Vendor of the amounts of Fees that should have been paid for the period covered by the examination. Any errors discovered during such examination shall be corrected by the appropriate party. In no event shall any such adjustment be made more than two (2) years after the end of the period in error. The audit right contained in this Section may not be exercised more than once during any 12 month period.


8.0      SOURCE CODE ESCROW.

         8.1 Deposit. Within ten (10) days of the Acceptance Date, Vendor shall, at Cadence's expense, place the complete Licensed Work source code ("Source Code Materials") into escrow with an independent third party escrow holder. The form of escrow deposit agreement to be used is attached hereto as Exhibit D. Throughout the Term of this Agreement, Vendor shall update the Source Code Materials as is necessary to include Maintenance Modifications and Enhancements, so that the deposit at all times reflects the most current version of the Licensed Work distributed by Cadence hereunder.

         8.2 Release Event. If Vendor fails to meet its obligations under Exhibit B (all as more fully set forth in the escrow deposit agreement), or an Event of Default occurs under Exhibit D, and such failure or Event of Default remains uncured for a period of at least forty-five days following written notice from Cadence, Cadence may retrieve the Source Code Materials and use same to fulfill its maintenance obligations to End Users respecting the Licensed Work and otherwise continue to exercise the license grants of Section 4, provided however that the release of Source Code Materials shall occur without such cure period, and in accordance with Exhibit D, upon the fourth failure of Vendor to meet its support obligations or Event of Default. If the source code is released from escrow Cadence may (i) fully exercise its source code license rights granted in Sections 4.1 and 4.2 hereof, solely for purposes of support and maintenance (including enhancements) of the Licensed Work, and (ii) if the release event occurred during the Term, continue to exercise the license grants of Section 4 as if this Agreement continued in full force and effect for the full Term (initial or then applicable renewal). Upon release of the source code from escrow all other terms and conditions of this Agreement shall continue to apply, including Cadence's obligation to pay product and maintenance fees. The license to the source code granted herein shall be irrevocable (except in the instance of a breach by Cadence of Sections 4.3 or 9 hereof) but shall expire at the later of: (i) ten (10) years after the occurrence of a release event, (ii) five (5) years following the end of the then applicable Term, or (iii) when Cadence no longer has any maintenance obligations to End Users with respect to the Licensed Work.

         8.3 Escrow Termination. The escrow shall continue and survive on its own terms independent of the existence of this Agreement and shall terminate on the fifth (5th) anniversary of the termination of this Agreement, if no release event has occurred prior thereto, or such other date as mutually agreed upon by the parties in writing.

9.0      PROTECTION OF CONFIDENTIAL INFORMATION.

         9.1 The parties acknowledge that: (i) Licensed Work in the case of Vendor; and (ii) Ancillary Works in the case of Cadence; and/or (iii) any other information which the parties desire to exchange to conduct the activities contemplated by this Agreement, which the revealing party ("Discloser") holds in confidence or received from a third party under confidentiality obligations

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("Proprietary Materials"), are confidential information of the Discloser. Except as permitted under this Agreement, the receiving party ("Recipient") shall treat Discloser's Proprietary Materials that are prominently marked with a notice in human readable form noting their confidential nature, or, if delivered orally, designated as confidential at the time of disclosure, with the same standard of care that Recipient uses to safeguard its own proprietary materials from unauthorized access, use, disclosure or dissemination. Proprietary Materials disclosed orally or visually shall be identified as confidential prior to the discussion or presentation, then furnished to Recipient in tangible form within thirty (30) days thereof and marked as confidential. Notwithstanding the foregoing marking requirement, source code of either party shall be treated as Proprietary Materials hereunder and shall only be used in accordance with the terms of Section 8.2 hereof.

         9.2 Recipient's obligations respecting Discloser's Proprietary Materials shall terminate with respect to any part thereof which Recipient can establish by documentary evidence: (i) was not labeled as proprietary at the time of its receipt by Recipient or in the case of orally disclosed information, identified as confidential prior to the discussion or presentation, then furnished to Recipient in tangible form within thirty (30) days thereof and marked as confidential; (ii) now or hereafter may be in the public domain by acts not attributable to Recipient; (iii) was rightfully in the possession of or known to Recipient prior to its receipt from Discloser under this Agreement;
(iv) is or becomes available without restriction to Recipient from a source independent of Discloser who was in lawful possession of same and authorized to disclose it to Recipient; or (v) is agreed to be unrestricted by Discloser in writing.

         9.3 Nothing herein shall restrict Recipient's right to disclose the Proprietary Materials where such disclosure is required by written order of a judicial, legislative, or administrative authority of competent jurisdiction, or is necessary to establish its rights under this Agreement, provided, however that, in each case, Recipient will first notify Discloser of such need or requirement and cooperate with Discloser in limiting the scope of the proposed disclosure. Recipient will assist Discloser in taking all reasonable steps for obtaining further appropriate means of limiting the scope of the required disclosure of Discloser's Proprietary Materials.

         9.4 Within ten (10) days of the earlier of (i) receipt of Discloser's written request for return of same (other than the Licensed Work), or (ii) the termination or expiration of this Agreement (except as and to the extent otherwise provided herein); Recipient shall return all Discloser's Proprietary Materials along with Recipient's certification that through its best efforts and to the best of its knowledge all Discloser's Proprietary Materials have either been returned or destroyed and no Discloser Proprietary Materials, or copies thereof, remain in the possession of Recipient, its employees or agents; provided, however, that Cadence as Recipient may retain such of Vendor's Proprietary Materials as Cadence may reasonably require to provide support and maintenance for the Licensed Works to its customers, but only for the lesser of
(i) so long as such support and maintenance obligations are in effect or (ii) three years after the termination of this Agreement. Recipient's obligations set forth in this Section 9 shall terminate on the fifth (5th) anniversary of the termination or expiration of this Agreement, excluding those obligations with respect to the source code placed in escrow pursuant to Section 8 above which shall terminate on the tenth anniversary of the termination or expiration of this Agreement.

         9.5 Equitable Relief. Each party acknowledges that unauthorized disclosure or use of the Proprietary Materials may cause irreparable harm to the other party for which recovery of money damages would be inadequate, and the other party shall therefore be entitled to obtain timely injunctive

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relief to protect the other party rights under this Agreement in addition to any and all remedies available at law.


10.0     WARRANTY AND INDEMNIFICATION.

         10.1 Vendor warrants and represents that: it has the corporate right and power to enter into this Agreement, and that doing so does not violate or conflict with any other Vendor obligations.


         10.2 Vendor warrants and represents that the Licensed Works, and all Maintenance Modifications and Enhancements thereto shall conform to and perform in accordance with Vendor's published Documentation.

         10.3 Vendor warrants and represents that the Licensed Work is designed to be used prior to, during and after the calendar year 2000 A.D., and that the Licensed Work will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. Without limiting the forgoing, Vendor represents and warrants that (i) the Licensed Work will properly manage and manipulate data involving dates, including single-century and multi-century formulas, and will not abnormally end, or cause an abnormally ending scenario, within the application or generate incorrect values or invalid results involving such dates; and (ii) the Licensed Work has been designed to ensure year 2000 compatibility, including, without limitation, date data century recognition, calculations which accommodate same century and multiple century formulas and date values, and date data interface values that reflect the century, and (iii) the Licensed Work provides that all date-related user interface functionalities and data fields include the indication of the century, and that all date-related data interface functionalities include the indication of the century, and (iv) handle all leap years, including, without limitation, the year 2000 leap year, correctly. Vendor shall promptly advise Cadence of any breach of the above warranty. Vendor makes no warranty as to the year 2000 compatibility of the Products when used in conjunction with third party application software products and no warranty as to the year 2000 capability of any third party products.

         10.4 EXCEPT AS OTHERWISE PROVIDED HEREIN, THE LICENSED WORK IS PROVIDED "AS IS," AND VENDOR AND ITS SUPPLIERS MAKE NO WARRANTIES WHATSOEVER, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, SPECIFICALLY DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE. NO EMPLOYEE, AGENT, DEALER, OR RESELLER IS AUTHORIZED TO MAKE ANY ADDITIONAL WARRANTIES OR MODIFY THE FOREGOING LIMITED WARRANTY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, VENDOR DOES NOT WARRANT THAT THE LICENSED WORK WILL MEET ALL OF CADENCE'S OR ITS MARKETING AGENT'S OR END-USERS' REQUIREMENTS; WILL OPERATE IN ALL OF THE COMBINATIONS WHICH MAY BE SELECTED FOR USE BY CADENCE OR ITS MARKETING AGENTS OR END-USERS; THAT THE OPERATION OF THE LICENSED WORK WILL BE ERROR FREE OR UNINTERRUPTED; OR THAT ALL ERRORS OR DEFECTS IN LICENSED WORK WILL BE CORRECTED. CADENCE ACKNOWLEDGES THAT THE LICENSED WORK MAY HAVE

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DEFECTS OR ERRORS WHICH WILL NOT BE CORRECTED BY VENDOR, AND HEREBY EXPRESSLY
WAIVES ALL WARRANTIES OR CONDITIONS NOT SPECIFICALLY SET FORTH HEREIN. EXCEPT AS SET FORTH IN SECTION 10.5 HEREIN, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IT IS EXPRESSLY AGREED THAT VENDOR'S MAXIMUM LIABILITY FOR DAMAGES HEREUNDER, REGARDLESS OF THE FORM OF LEGAL ACTION, WHETHER IN CONTRACT OR IN TORT, INCLUDING NEGLIGENCE, SHALL IN NO EVENT EXCEED THE ACTUAL PAYMENTS RECEIVED BY VENDOR FOR THE LICENSED WORK AND ANY SERVICES PROVIDED BY VENDOR TO CADENCE HEREUNDER. IN ADDITION, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL VENDOR BE LIABLE FOR (I) ANY SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR MULTIPLE DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, LOSS OF REVENUE, OR LOSS OF DATA, EVEN IF ADVISED OF THE POSSIBILITY THEREOF,
(II) ANY CLAIM AGAINST CADENCE BY ANY THIRD PARTY, EXCEPT AS PROVIDED IN SECTION
10.5 BELOW, OR (III) ANY DAMAGES WHATSOEVER RESULTING FROM A FORCE MAJEURE, AN ACT OF A THIRD PARTY, OR CIRCUMSTANCES INVOLVING NO FAULT ON VENDOR'S BEHALF.

         10.5 Vendor shall defend, at its expense, Cadence, Marketing Agents and End-Users from and against any third party claims alleging that the Licensed Work infringes any; (i) North American, European Union or Japanese patent or trademark, (ii) copyright, or (iii) trade secret, and shall indemnify Cadence against all damages payable as part of a final judgment or settlement thereof. Such indemnification obligation shall not apply to any claim to the extent such claim is based on (A) software not claimed to be owned or developed by or on behalf of Vendor, (B) the combination of the Licensed Work with other products not claimed to be owned or developed by or on behalf of Vendor, (C) the modification of the Licensed Work by anyone other than Vendor, to the extent that the alleged infringement would have been avoided absent such modification or combination, or (D) arising from the failure of Cadence to use updated Licensed Work provided by Vendor for avoiding alleged infringement. In seeking indemnification pursuant to this Section 10 Cadence shall give prompt notice to Vendor, provided, however, that failure to give prompt notice will not relieve the Vendor of any liability hereunder (except to the extent that Vendor has suffered actual material prejudice by such failure). Within ten (10) business days of receipt of such notice from Cadence, Vendor shall assume the defense of a claim. Vendor may select counsel, which shall be reasonably acceptable to Cadence. If Vendor fails to defend against such claim then, upon ten (10) days' written notice to Vendor, Cadence may assume the defense of such claim. In such event, Cadence shall be entitled under this Section as part of its damages to indemnification for the costs of such defense. Vendor will have the right to consent to the entry of judgment with respect to, or otherwise settle, such claim with the prior written consent of Cadence, which consent shall not be unreasonably withheld. The parties shall cooperate in the defense or prosecution of any claim. Cadence shall have the right to participate, at its own expense, in the defense or settlement of any claim. THE FOREGOING STATES THE ENTIRE LIABILITY OF VENDOR TO CADENCE AND ANY AND ALL THIRD PARTIES, WHETHER FOR DAMAGES OR OTHERWISE, FOR CLAIMS OF INFRINGEMENT OF ANY COPYRIGHT, PATENT, TRADEMARK, TRADE SECRET, OR OTHER INTELLECTUAL PROPERTY RIGHT.

         10.6 TO THE EXTENT PERMITTED BY APPLICABLE LAW, IT IS EXPRESSLY AGREED THAT CADENCE'S MAXIMUM LIABILITY FOR DAMAGES HEREUNDER, REGARDLESS OF THE FORM OF LEGAL ACTION, WHETHER IN CONTRACT OR IN TORT, INCLUDING NEGLIGENCE, SHALL IN NO EVENT EXCEED $1,175,000. IN ADDITION, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL CADENCE BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR MULTIPLE DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, LOSS OF REVENUE, OR

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LOSS OF DATA, OR ANY DAMAGES WHATSOEVER RESULTING FROM A FORCE MAJEURE, AN ACT
OF A THIRD PARTY, OR CIRCUMSTANCES INVOLVING NO FAULT ON VENDOR'S BEHALF, EVEN IF CADENCE ADVISED OF THE POSSIBILITY THEREOF. IN NO EVENT SHALL THIS SECTION
10.6 APPLY IN THE INSTANCE OF A WILLFUL AND INTENTIONAL BREACH BY CADENCE OF
SECTION 4.3.

11.0     TERM AND TERMINATION.

         11.1 Term. The initial term of this Agreement shall be for a period commencing upon the effective date first set forth above and ending three (3) years thereafter. This Agreement shall subsequently automatically renew, and thereafter re-renew for additional terms of one (1) year each unless terminated by either party, providing the other ninety (90) days written notice prior to the end of the then current term.

         11.2 Termination. This Agreement may be terminated at any time:

                  11.2.1 Non-Marketability. By Cadence upon thirty (30) days written notice to Vendor, after the first twelve months of the Term of this Agreement if Cadence determines that due to changes in market conditions Cadence will not, or will not continue to, market or distribute the Licensed Works; or

                  11.2.2 For Cause. By either party at any time immediately upon written notice to the other party in the event the other party fails to observe or perform a material obligation of this Agreement (a "Default"), which Default is not cured within thirty (30) days after the non-defaulting party has given written notice of the Default and demanded its cure.

         11.3 Effect of Termination. Upon non-renewal or termination of this Agreement for any reason, all financial obligations of Cadence shall cease, (except as set forth herein) all rights and licenses previously granted to End Users shall continue in full force and effect and Vendor shall either: (i) continue to provide Cadence all Licensed Work and support services necessary to enable Cadence and Marketing Agents to fulfill its continuing obligations to End User's respecting the Licensed Work during the period set forth in Section 5.1; or alternatively, (ii) assume, as licensor directly with End Users, Cadence's obligations respecting the Licensed Work under any of Cadence's or its Marketing Agent(s)' then current quotations, license and maintenance and support agreements which Cadence or its Marketing Agents entered into prior to the termination date. In the event of termination of this Agreement pursuant to
Section 11.2.1, (except if Cadence terminates this Agreement as a result of an EDA competitor of Cadence acquiring at least 50% of the outstanding shares of Vendor), Cadence shall pay to Vendor 50% of the remaining payments due for the Cadence library structure based application, set forth in Exhibit C.

         11.4 Survival. The provisions of Sections 4.2 (during the period specified in Section 8.2), 4.3, 4.5 (and Exhibit E), 5.1 (and Exhibit B), 6.3, 7.4, 8 (and other provisions of this Agreement (including Exhibits) as contemplated therein), 9, 10.4, 10.5 (for 4 years) 10.6, 11.3 (and the provisions of Section 7 to the extent applicable), 11.4 and 12, along with any other provision which by its terms continues after termination, shall survive the termination of this Agreement.


12.0     GENERAL.

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         12.1 Relationship. The relationship between the parties under this
Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to constitute either party as an agent, partner, or joint venturer of the other.

         12.2 Rights. Nothing in this Agreement shall be construed as prohibiting or restricting: (i) Cadence from independently developing or acquiring products which are competitive, irrespective of the similarity to or substitutability for the Licensed Works; or (ii) the rights which the parties have outside the scope of this Agreement; or (iii) the rights of either party to make, have made, use, lease, license, sell or otherwise dispose of any particular product(s) not herein described.

         12.3 Notices. All notices, demands or consents required or permitted hereunder shall be delivered in writing to the respective parties at the addresses set forth above, and, in the case of Cadence, to the attention of the General Counsel, or at such other address as shall have been given to the other party in writing for the purposes of this clause. Such notices shall be deemed effective upon the earliest to occur of: (i) actual delivery; or (ii) five (5) calendar days after mailing (airmail for international mailings), addressed and postage prepaid, return receipt requested (except for international mailings); or (iii) one (1) day after transmission by fax, if to Cadence to (408) 944-0215, and if to Vendor, to (508) 485-7514.

         12.4 Assignment. Neither this Agreement nor any rights hereunder, in whole or in part, shall be assignable or otherwise transferable by either party without the express written consent of the other party which consent shall not unreasonably be withheld. However, the foregoing notwithstanding, an assignment by either party in connection with the transfer of all, or a substantial portion of its assets, product lines or business, or by reason of acquisition, merger, consolidation or operation of laws shall not require the other party's consent. Subject to the above, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. In the event Vendor executes a definitive agreement with a third party to acquire at least 50% of Vendor's outstanding shares, Vendor shall provide Cadence prompt written notice of such agreement. In the event such agreement is with a company with stock traded on a national exchange or Nasdaq, such notification shall be promptly following any public disclosure of such agreement. In addition, at Cadence's option, the Term of this Agreement shall be extended for an additional two years.


         12.5 Severability, Waiver or Amendment. If any Agreement provision is determined by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will continue in effect. No waiver, amendment or modification of any provision hereof shall be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. No failure or delay by either party in exercising any right, power or remedy hereunder shall operate as a waiver of any such right, power or remedy.

         12.6 Rights and Remedies Cumulative. Except as expressly provided herein, the rights and remedies provided in this Agreement shall be cumulative and not exclusive of any other rights or remedies provided at law, in equity or otherwise.

         12.7 Government Provisions. When the Licensed Works are to be furnished to the United States Government, or, to an End User for use on a subcontract under a United States Government prime contract (collectively a "Government Contract"), Vendor agrees to comply with provisions that

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are contained in the Government Contract, insofar as Cadence is required by law, regulation or the terms of the Government Contract to flow down or otherwise make such provisions applicable to Vendor as a supplier/subcontractor of Cadence.

         12.8 Excusable Delays; Force Majeure. Neither party shall be responsible for any delay in or failure to deliver or perform any obligations which is due to circumstances beyond that party's reasonable control. In the event of any such failure or delay, the time of performance shall be extended for a period equal to the time lost by reason of the delay.

         12.9 Governing Law. This Agreement is made under, governed by, and shall be construed in accordance with the laws of the state of California, excluding its choice of laws rule, as applied to contracts between California corporations entered into and to be performed entirely in California. The prevailing party in any judicial action brought to enforce or interpret this Agreement or for relief for its breach shall be entitled to recover its costs and its reasonable attorneys' fees incurred to prosecute or defend such action.

         12.10 Entire Agreement. The provisions of this Agreement and the Exhibits hereto, which are incorporated herein by this reference, except for Exhibit D which is a separate agreement, constitute the entire agreement between the parties in connection with the subject matter hereof and supersede all prior and contemporaneous agreements, understanding, negotiations and discussions, whether oral or written, between the parties hereto with respect to the subject matter hereof.

         12.11 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

         12.12 Export. Vendor will notify Cadence from time to time of all export classifications for the Licensed Works (including ECCNs) and all unusual export requirements of which they are aware.


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         IN WITNESS WHEREOF the parties have entered into this Agreement effective as of the year and date first set forth above.

CADENCE DESIGN SYSTEMS, INC.                 VENDOR:


    /s/ R.L. Smith McKeithen                     /s/ Mark A. Miller
By: ___________________________________      By: _______________________________

Name: _________________________________      Name: _____________________________

Title: ________________________________      Title: ____________________________

Date: _________________________________      Date: _____________________________


CADENCE DESIGN SYSTEMS (IRELAND) LIMITED

    /s/ R.L. Smith McKeithen
By: ___________________________________

Name: __________________________________

Title: _________________________________

Date: __________________________________


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                                    EXHIBIT A

                        PRODUCTS AND DESIGNATED EQUIPMENT



REF:     Software OEM Agreement
Dated:
================================================================================

1.       DESCRIPTION OF PRODUCTS AND DOCUMENTATION.

Product Name                 Description

Embedded DesignSync(R) Limited Special limited functionality version of Synchronicity's Design Management technology to be Function Data Manager embedded in Cadence tools and corresponding documentation.



2.       DESIGNATED EQUIPMENT.

         The Products shall operate on the following equipment product families and operating system version level on which the programs that Cadence offers on such equipment operate: Sun Solaris 2.5 and above, HPUX 10.2 and above, and Windows NT 4.0 and above. IBM AIX 4.3 and above will be supported within 120 days of a customer request if required due to Cadence customer requirements, but in no event earlier than 120 days following the availability of the Licensed Work. Additional equipment product families may be added in the future upon mutual agreement.

3.       DROP SHIPMENT.

[ ] If the box is checked the parties agree that Vendor will drop ship the Products to End Users (or Marketing Agents, as applicable) worldwide, as designated by Cadence from time to time, and at no charge to Cadence.

4. CADENCE IS AUTHORIZED TO MARKET AND DISTRIBUTE THE FOLLOWING VENDOR SOFTWARE:

         A limited functionality data management client capable of check-in, check-out, and versioning of Cadence library structure data. Said data management software shall be embedded with and interfaced to Cadence library structure based applications such that data management functions may be performed from menus appearing within the Cadence library structure applications.

         A well defined upgrade path to the rest of Synchronicity's data management products will be defined and offered to Cadence library structure users commensurate with release of the availability of the limited functionality embedded data management client for Cadence library structure users for a fee to be paid to Synchronicity directly upon exercise of the upgrade.

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* Confidential Information has been omitted pursuant to Rule 406 under the
  Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission. The locations of the omitted materials have been indicated with asterisks.

5. THE DISTRIBUTOR PACKAGE SHALL INCLUDE THE FOLLOWING SOFTWARE:

         5.1.     CONSTRAINTS:

         - Must have a solution for a limited number of customers right now (Q1 99). Must support 4.3=>4.4 migration imperative. Must have a solution now to move existing customers who have DM objections to 4.4.

         -        Feature set must be very limited (super simple setup, ci/co only, no server, no multisite, no security, no....)

         - Software must offer acceptable performance from the view of an experienced 4.3 user

         -        Synchronicity to control distribution (See below).

         5.2.     TIMING:

         -        Phase 0: Now until DAC 99/Q3 99

         - Phase 1: DAC 99 until availability of second generation solution based on GDM++ (Q3 99)

         -        Phase 2: Beginning with introduction of GDM ++

6.       DELIVERY:

         6.1.     PHASE 0:

         Following execution of this agreement, Cadence delivers the * software to Synchronicity. Synchronicity takes over development responsibility. Notwithstanding the development of the Licensed Work, Cadence shall retain all right, title and interest in and to the * software (along with any other software, data, materials or other information) provided to Synchroncity.

         Support, documentation, QA, Test, and release management assumed in staged manner culminating with "release" of low-end * client announced at DAC 99 and shipped in Q3. Between now and Q3, Cadence brings all customers needing * to Synchronicity for qualification. Synchronicity assesses their needs and propose * as solution highlighting the limitations and missing functionality in *, while offering aggressive pricing.

         If they pass this * qualification and Synchronicity is * using this limited solution, then we give them * in its current form with disclaimers that there will be no support (other than P0 or Stopper), documentation, training, QA, etc. until it is released later in the year (Q3). Most importantly, there will be no guaranteed migration path to multi-site, configuration management, bug tracking, security, access rights, or any other high end features until Synchronicity releases the product.

         6.2.     PHASE 1:

         Low End Client (whether based upon * or Synchronicity technology) is announced at DAC and released in Q399. Migration path is defined and tested to *. Support via Cadence for Level 1 and Synchronicity for Level 2. We work through a single point of contact at Cadence for customer issues unless absolutely necessary. Documentation to Cadence for formatting and reproduction. Distribution through Cadence CD-ROM or our FTP site.

         Synchronicity will need to maintain two FISERV engines, one for *, one for *. Existing GDM interface is used by both.

         6.3.     PHASE 2:

         Same external strategy. Internally, we collapse the two FISERV engines into one with the reengineered GDM++ interface reliant upon .dll approach advocated by Steve Banks and Mitch. Everything runs better, faster, and is easier to support.

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         Cadence agrees to allow direct communications to be sent to the Cadence library structure application installed base on an ongoing basis describing the features and limitations of embedded low end dm solution as well as upgrade and new product notification. Ongoing promotional campaign to maintain visibility and entice users to CM, multisite, security, access rights, integrated bug tracking, signoff, and distribution via the web.

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* Confidential Information has been omitted pursuant to Rule 406 under the
  Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission. The locations of the omitted materials have been indicated with asterisks.

                                    EXHIBIT B

                        MAINTENANCE AND SUPPORT SERVICES

REF:     Software OEM Agreement
Dated:
================================================================================

1.0      MAINTENANCE.

         1.1      FOR CADENCE.

                  1.1.1 Error Correction. Vendor will use reasonable commercial efforts to provide a Maintenance Modification to correct any Errors in the Licensed Works reported by Cadence. Such response shall include as appropriate:
(i) reviewing the Error with Cadence; and (ii) gathering additional information about the Error; and (iii) analyzing the Error to determine its cause; and (iv) providing an Error solution if already known; and (v) where required providing a Maintenance Modification. Maintenance Modifications will be delivered promptly to Cadence at no additional cost. Vendor shall provide Cadence with an estimate of how long it will take to correct the Error(s) reported by Cadence and shall keep Cadence informed of the progress of the problem resolution.

                  1.1.2 Error Classification & Response: Cadence will notify Vendor, as set forth in Section 1.1.3 hereof, when Errors are discovered. Cadence and Vendor will classify Errors by severity as: "Fatal ", preventing a Product from performing any useful work; or "Severe Impact ", disables major function(s); or "Degraded Operations ", Errors disabling non-essential functions; or "Minor ", all other Errors. Vendor's shall use reasonable commercial efforts to respond to Error's in the three levels defined as follows:
(i) Level 1, Cadence's receipt of Vendor's written, electronic (email) or oral confirmation acknowledging Vendor's receipt of the Error report; and (ii) Level 2, Cadence's receipt of Vendor's patch, workaround or temporary fix including Documentation changes; and (iii) Level 3, Cadence's receipt of Vendor's official fix or update, including applicable Documentation changes. The response/correction timetable shall be as follows, wherein a day shall be considered to be a workday:

                          Response/Correction Timetable

Severity                         Level 1                       Level 2                       Level 3
--------                         -------                       -------                       -------
Fatal                            *                             Continued effort until        *
                                                               corrected
Severe Impact                    *                             *                             20 business days
Degraded Operations              *                             15 business days              60 business days
Minor                            5 business days               To be determined on           To be determined on a case-
                                                               a case-by basis               by-case basis

                  1.1.3 Customer Support: To initiate support and error correction for the Licensed Work, Cadence must first notify Vendor via Vendor's internet support site (www.syncinc.com/support, the Internet Support Site). Cadence may access Internet Support Site 7 days a week, 24 hours a day, with the exception of scheduled maintenance periods and service disruptions outside of Vendor's


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control. The Internet Support Site, utilizing Vendor's Online Support (SOS)
system, will allow Cadence to submit problem reports for staff review and/or search for problem solutions in Vendor's on-line support data base. Vendor's customer support staff will be available to address problem reports submitted via the Internet Support Site, Monday through Friday, 10am to 6pm Eastern Standard Time, excluding vendor holidays.

                  1.1.4 Vendor shall provide to Cadence sufficient advance notice of any planned Maintenance Modification or Enhancements to the Products(s) as soon as such plans are made by Vendor so as to enable Cadence to timely adapt its interface programs to the revised Product(s).


         1.2      FOR END USERS:

                  1.2.1 From the Effective Date until Synchronicity delivers and Cadence accepts the Licensed Work, or such other date as mutually agreed upon by the parties in writing, Vendor shall be responsible for providing P0 bug fixes directly to End Users of the End User Software Maintenance Agreement attached hereto as Exhibit B-1 (Cadence's standard end user software maintenance agreement). During such time period referenced in the preceding sentence, Vendor shall fulfill and satisfy all of the maintenance and support obligations of Cadence as described in the Software Maintenance Agreement attached hereto as Exhibit B-1.

                  1.2.2 Upon the delivery and acceptance of the Licensed Work, or such other date as mutually agreed upon by the parties in writing, Cadence shall be responsible for providing "first line" maintenance and support services directly to End Users in accordance with the terms and conditions of the End User Software Maintenance Agreement attached hereto as Exhibit B1. During this time, Vendor shall continue to provide "second line" maintenance and support services to Cadence, consistent with the terms and conditions of Section 1.1 of this Exhibit B, and such other maintenance and support services as Cadence may reasonably require in order to fulfill and satisfy its maintenance and support obligations to End Users.

2.0      TRAINING.

         2.1 Cadence Internal. During the Term of this Agreement, Vendor shall provide training to Cadence and its Marketing Agents' engineering, operations, customer service and application engineering personnel. Such training shall cover, without limitation, the following topics in detail: (i) installation and configuration procedures, (ii) operating, usage and performance characteristics of the Product, (iii) Error diagnosis and isolation. Such training shall be without charge to Cadence, shall consist of at least one eight (8) hour courses per month, and shall be conducted at Cadence's facilities with such schedule as is mutually agreeable, except however Cadence shall reimburse Vendor for its out of pocket costs for the instructor's travel, lodging and meal expenses for training held at Cadence's facilities. Additionally, if any of the foregoing topics are covered in regularly scheduled classes held at Vendor's facilities, then Cadence or its Marketing Agents' personnel who are engaged in the marketing, sales, integration or support of the Products may attend any such course(s) at no charge, provided however Cadence shall be responsible for the travel and living expenses of its course attendees.

         2.2 End User training. Vendor shall make available training to End Users in the Licensed Work. Such training shall be available by the End User(s)' attendance at standard classes which Vendor offers. All training to End Users shall be at Vendors established, published and advertised

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prices.

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* Confidential Information has been omitted pursuant to Rule 406 under the
  Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission. The locations of the omitted materials have been indicated with asterisks.

                                    EXHIBIT C

                                FEES AND PAYMENT

REF:     Software OEM Agreement
Dated:
===============================================================================

LICENSED WORK - ___________________

1.       FEES.

         For each year during the Term of this Agreement (and thereafter as applicable), Cadence shall pay Vendor the following amounts in Fees:

PAYMENTS                             COMMITMENT
Year 1                               *; *  to be invoiced on Effective Date,
                                     * to be invoiced following the Acceptance
                                     Date of the Licensed Work on the Designated
                                     Equipment which is specified on Exhibit A
                                     (excepting IBM AIX) and availability of
                                     support as described in Exhibit A, Phase 1.

Year 2                               * (to be invoiced *)

Year 3                               * (to be invoiced *)

Fees shall be due immediately upon receipt of invoice.



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                                    EXHIBIT D

                           SOFTWARE DEPOSIT AGREEMENT


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CADENCE CONFIDENTIAL
SOFTWARE OEM LICENSE AGREEMENT


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                                    EXHIBIT E

                    LICENSES FOR USE IN PROFESSIONAL SERVICES

REF:     Software OEM Agreement
Dated:
================================================================================


1. DEFINITIONS: Unless defined in this Exhibit, capitalized terms shall have the meanings provided therefor in the Software OEM License Agreement to which this
Exhibit is attached (the "OEM Agreement").

(a) "IP RIGHTS" means semiconductor topography rights, rights in maskworks conferred by the U.S. Semiconductor Chip Protection Act of 1994 or any modification or re-enactment thereof, patents, copyrights, trademarks (including service marks), trade secrets, and design rights whether registered or unregistered and including any application for registration of any of the foregoing, and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these, which may subsist anywhere in the world.

         (b) "WORLD WIDE SERVICES" means the World Wide Services groups within Cadence and its Subsidiaries worldwide, which are engaged in the performance of electronic design and consulting services for customers.

2. INTERNAL EVALUATION LICENSE: Vendor hereby grants to World Wide Services a non-exclusive, non-transferable, royalty free, right and license to use copies of the Licensed Works internally worldwide, and only to the limited extent necessary for World Wide Services' internal review, evaluation, testing, verification, and training.

3. LICENSE TO CUSTOMERS: The parties intend that in connection with World Wide Services providing electronic design and/or consulting services to a customer involving the Licensed Work, Cadence is not required to license the Licensed Work directly to the End User customer pursuant to the distribution rights granted to Cadence in the OEM Agreement before World Wide Services may use the license rights reflected below in its professional services for such customer involving the Licensed Work. The licenses below apply if Cadence's professional services customer has purchased a license to the Licensed Work or in connection with Cadence's right to use the Licensed Work pursuant to the license grants under this Agreement.

4. ACCESS LICENSE: If an End User licensee of the Licensed Work is also a World Wide Services professional services customer, Vendor hereby grants to World Wide Services a non-exclusive, non-transferable, worldwide, royalty-free, limited license to use and practice the Licensed Work licensed to such customer licensee, and all IP Rights therein, in the performance by World Wide Services of professional services for such licensee at such customer's facilities and as a permitted user under such customer's software license agreement for the Licensed Work. Vendor agrees that such customer licensee may make the Licensed Work licensed to customer available to World Wide Services for use in connection with World Wide Services' performing professional services for such customer licensee involving the Licensed Work.

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SOFTWARE OEM LICENSE AGREEMENT


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5. TEMPORARY LICENSES FOR SPECIFIC SERVICES ENGAGEMENTS: If a customer of World
Wide Services is also a End User licensee of a Licensed Work, then World Wide Services may use copies of the same Licensed Work licensed to such customer licensee in Cadence's or its Subsidiary's own facilities in the performance of a specific professional services engagement for such customer involving such Licensed Work. With respect to such Licensed Work licensed to such customer, Vendor hereby grants to the World Wide Services a non-transferable, non-exclusive, royalty free, limited license, for the time period set forth below, to use and practice the Licensed Work licensed to such customer and all IP Rights therein, in the same form licensed to such customer, at the Cadence or its Subsidiary's site(s), solely for the purpose of performing the specific professional services engagement for such customer. Such license shall be granted for a time period equal to the duration of the specific professional services engagement for such customer.

6. QUALITY: With respect to the licenses granted to World Wide Services under
Section 2, 4 and 5 of this Exhibit, in the event the Licensed Work does not work or does not perform in accordance with its specifications, regardless of whether such non-performance or defective performance occurs when customer or World Wide Services use the Licensed Work, Vendor shall promptly perform its obligations under Section 5 of the OEM Agreement (and Exhibit B) to make the Licensed Work perform and conform to specifications.

7        OTHER LICENSE TERMS:

The following additional license terms shall apply to the licenses granted in Sections 2, 4 and 5 of this Exhibit:

         (a) Vendor agrees that World Wide Services may use contractors to perform the evaluation and/or the professional services involving a Licensed Work for a licensee customer. Cadence agrees that the World Wide Services will not use any Licensed Work in its professional services for a customer except as expressly authorized in this Exhibit, and that World Wide Services will only grant access to the Licensed Works licensed under this Exhibit to those of its employees and/or contractors (1) performing the permitted evaluation (Section 2) or (2) performing the specific professional services engagement for such licensee customer (Sections 4 and 5). Cadence and its Subsidiaries shall impose confidentiality obligations and use restrictions on their contractors so using the Licensed Work as permitted hereunder.

         (b) With respect to a Licensed Work licensed to World Wide Services under Section 2 hereof, World Wide Services shall be entitled to receive, at no charge, all Maintenance Modifications and Enhancements to such Licensed Work that are released by Vendor during the applicable evaluation period(s). With respect to a Licensed Work licensed to World Wide Services under Section 5, World Wide Services shall be entitled to receive from Vendor, at no charge, all Maintenance Modifications and Enhancements to such Licensed Work that are released by Vendor during the period World Wide Services performs the specific professional services engagement for such licensee customer, but only to the same extent such licensee customer would be entitled to receive such Maintenance Modifications or Enhancements.

         (c) The provisions of this Exhibit E shall survive termination of the OEM Agreement for whatever reason, until completion of all relevant professional services engagements.

CADENCE CONFIDENTIAL
SOFTWARE OEM LICENSE AGREEMENT


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                                    EXHIBIT F

                            TRADEMARK SPECIFICATIONS

REF:     Software OEM Agreement
Dated:
================================================================================
1.       TRADEMARK SPECIFICATIONS.

The following are the trademark specifications for the Trademarks:
______________________ of Vendor.

                                  DesignSync(R)

                                 ProjectSync(R)

                              [SYNCHRONICITY LOGO]

                                   IP Gear(TM)

                               DesignSync(R) DFII


        [CONTENT TO BE PROVIDED BY VENDOR IN DIFFERENT SIZES AND SCALED]





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575VDG7769/9.944486

CADENCE CONFIDENTIAL
SOFTWARE OEM LICENSE AGREEMENT


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